UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2020

Driven Deliveries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-209836	32-0416399
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

134 Penn St., El Segundo, CA 90245

(Address of principal executive offices) (Zip Code)

(833) 378-6420

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement

Driven Deliveries, Inc. (the “Company”) entered into a Fixed Convertible Promissory Note (the “Note”) to Ambria Investors, LP (the “Holder”) on July 28, 2020 in the principal amount of $1,050,000 and received initial gross proceeds of $750,000 (which funds were received by the Company on July 30, 2020) and $37,500 was retained by the Holder of the Note through an original issue discount. The Note has an original issue discount (“OID”) of 5% on an additional consideration paid by the Holder. The Holder may pay additional consideration plus the prorated 5% OID to the Company in such amounts and at such dates as Holder may choose in its sole discretion. The principal sum due to the Holder shall be prorated based on the consideration actually paid by the Holder plus the 5% OID, such that the Company is only required to repay the amount funded and the Company is not required to repay any unfunded portion of the Note. The Note has an interest rate of 8% provided that in case of an Event of Default (as defined in the Note) additional interest will accrue from the date of the Event of Default at the rate equal to the lower of 10% per annum or the highest rate permitted by law. The Note contains customary defaults provisions.

Pursuant to the Note the Company is to issue the Holder 100, 000 shares of the Company’s common stock. Additionally, In the event the average of the 3 volume weighted average prices for the Company's common stock, as quoted on the principal market, (the average of such lowest volume weighted prices being herein referred to as, the "True-up Price") during the 3 consecutive trading days immediately preceding the date which is the 180th day following the effective date of the note (the "True- up Pricing Period") is less than $.50 per share, then the Holder shall be entitled, and the Company shall issue to the Holder, additional shares of the Company's Common Stock (the "True-up Shares"), and, together with the Initial Origination Shares, the "Origination Shares") equal to the quotientobtained by dividing [(B-A)*(X)] by (A):

(A) = the True Up Price (B) = $.50

(X) = the Initial Origination Shares (100,000)

The Note is convertible into shares of the Company’s common stock at $.50 per share subject to the ownership limitation set forth in the Note.

The Note was offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering..

A copy of the form of the Note is attached as an exhibit to this Current Report. The foregoing description of the material terms of the Note is qualified in their entirety by reference by such exhibits.

Item 2.03 Creation of a Direct Financial Obligation

The information set forth under Item 1.01 is incorporated in its entirety herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 is incorporated in its entirety herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2020 Chris DeSousa resigned as a Director of Driven Deliveries, Inc., effective immediately. Mr. DeSousa’s resignation was not the result of any dispute or disagreement with Company or the Company’s board of Directors on any matter relating to the operations, policies or practices of the Company.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibit No.	Description
10.1	8% Fixed Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Driven Deliveries, Inc.

	By:	/s/ Brian Hayek
	Name:	Brian Hayek
	Title:	Chief Financial Officer

Dated: August 5, 2020

2